Exhibit 5.1

Goodwin Procter LLP 100 Northern Avenue Boston, MA 02210
goodwinlaw.com +1 617 570 1000
February 19, 2025
Klaviyo, Inc.
125 Summer Street, 6th Floor
Boston, MA 02110
Re:    Securities Registered under Registration Statement on Form S-3
We have acted as counsel to you in connection with your filing of an automatic shelf registration statement on Form S-3ASR (as amended or supplemented, the “Registration Statement”) filed on February 19, 2025 with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration by Klaviyo, Inc., a Delaware corporation (the “Company”), of the offer and sale of shares (the “Shares”) of the Company’s Series A common stock, par value $0.001 per share (the “Series A Common Stock”). The Shares may be issued in an unspecified number. The Registration Statement provides that the Shares may be offered by certain selling stockholders (the “Selling Stockholders”) in amounts, at prices and on terms to be set forth in one or more prospectus supplements (each a “Prospectus Supplement”) to the prospectus contained in the Registration Statement. The names of the Selling Stockholders will be set forth in the applicable Prospectus Supplement.
We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions set forth below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Company.
For purposes of the opinion set forth below, we have assumed that: (i) a prospectus supplement will have been filed with the Commission identifying the Selling Stockholders of the Shares and describing the Shares offered thereby and will at all relevant times comply with all applicable laws; (ii) all Shares will be offered and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement; (iii) any agreement with respect to the issuance, offering or sale of any Shares will have been duly authorized and validly executed and delivered by the Company, the Selling Stockholders and the other party or parties thereto; (iv) any Shares to be sold by the Selling Stockholders that will be issued and delivered upon the exercise or vesting of options, warrants or other derivative securities prior to such sale will be so issued and delivered in accordance with the terms of the applicable agreement or instrument, including payment of any applicable exercise price; (v) Shares to be sold by the Selling Stockholders that will be issued and delivered upon the conversion of the Company’s Series B common stock, par value $0.001 per share (the “Series B Common Stock”) will be issued and delivered upon such conversion in accordance with the terms of the Company’s certificate of incorporation (the “Company

Klaviyo, Inc.
February 19, 2025

Certificate”); and (vi) at the time any Shares are issued pursuant to the conversion of shares of Series B Common Stock or pursuant to the exercise or vesting of any option, warrant or other derivative security, the total number of then unissued Shares, when added to the number of shares of Series A Common Stock issued, subscribed for, or otherwise committed to be issued, does not exceed the number of shares of Series A Common Stock authorized by the Company Certificate.
The opinion set forth below is limited to the Delaware General Corporation Law.
Based on the foregoing, and subject to the additional qualifications set forth below, we are of the opinion that the Shares have been or will be duly authorized, validly issued, fully paid and nonassessable.
The opinion expressed above is subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity.
This opinion letter and the opinion it contains shall be interpreted in accordance with the Core Opinion Principles as published in 74 Business Lawyer 815 (Summer 2019).
We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Goodwin Procter LLP

GOODWIN PROCTER LLP